Exhibit 99.1

STRYKER REPORTS THIRD QUARTER 2015 RESULTS

Kalamazoo, Michigan - October 22, 2015 - Stryker Corporation (NYSE:SYK) reported operating results for the third quarter of 2015:

Third Quarter Highlights

Net sales grew 1.3% to $2.4 billion (5.9% constant currency)

Orthopaedics	0.3%	or	5.8% constant currency
MedSurg	0.6%	or	4.1% constant currency
Neurotechnology and Spine	5.0%	or	9.9% constant currency
Reported diluted net earnings per share increased 393.8% to $0.79
Adjusted diluted net earnings per share(1) increased 8.7% to $1.25

"We delivered another solid quarter with organic sales again exceeding 5%, putting us on pace to achieve our sales and adjusted EPS targets for 2015," said Kevin A. Lobo, Chairman and Chief Executive Officer. "I am pleased with our disciplined execution as we work with our customers to make healthcare better."
Sales Analysis
Consolidated net sales of $2.4 billion increased 1.3% in the quarter as reported and 5.9% in constant currency, as net sales were negatively impacted by 4.6% due to the impact of foreign currency exchange rates. Excluding the 0.6% impact of acquisitions, net sales in the quarter increased 5.3% in constant currency, including 6.6% from increased unit volume partially offset by 1.3% lower prices.
Orthopaedics net sales of $1.0 billion increased 0.3% in the quarter as reported and 5.8% in constant currency, as net sales were negatively impacted by 5.5% due to the impact of foreign currency exchange rates. Excluding the 0.3% impact of acquisitions, net sales in the quarter increased 5.5% in constant currency, including 7.7% from increased unit volume partially offset by 2.2% lower prices.
MedSurg net sales of $943 million increased 0.6% in the quarter as reported and 4.1% in constant currency, as net sales were negatively impacted by 3.5% due to the impact of foreign currency exchange rates. Excluding the 1.3% impact of acquisitions, net sales in the quarter increased 2.8% in constant currency, including 2.9% from increased unit volume partially offset by 0.1% lower prices.
Neurotechnology and Spine net sales of $458 million increased 5.0% in the quarter as reported and 9.9% in constant currency, as net sales were negatively impacted by 4.9% due to the impact of foreign currency exchange rates. Net sales in the quarter in constant currency increased 11.7% from increased unit volume partially offset by 1.7% lower prices.
Earnings Analysis
Reported net earnings of $301 million increased 428.1% in the quarter. Reported diluted net earnings per share of $0.79 increased 393.8% in the quarter. Reported net earnings include charges for the Rejuvenate and ABG II recall, tax matters, acquisition and integration related activities, additional cost of sales for inventory sold that was "stepped up" to fair value related to acquisitions, and restructuring-related activities. The effect of each of these matters on reported net earnings and diluted net earnings per share appears in the reconciliation of GAAP to non-GAAP financial measures provided below. Excluding the impact of these charges, reduces reported gross profit margin in the quarter from 67.1% to 66.9% and increases reported operating income margin in the quarter from 15.6% to 24.9%.
Excluding the impact of the items described above, adjusted net earnings(2) of $476 million increased 8.4% in the quarter. Adjusted diluted net earnings per share(1) of $1.25 increased 8.7% in the quarter.
2015 Outlook
We expect 2015 constant currency sales growth in the range of 6.5% to 7.5%, including organic sales growth in the range of 5.5% to 6.5%. Based on current foreign currency exchange rates, we expect adjusted diluted net earnings per share to be in the range of $5.07-$5.12 for the full year. If foreign currency exchange rates hold near current levels, we expect sales in the full year of 2015 to be negatively impacted by approximately 4.0% and adjusted diluted net earnings per share to be negatively impacted by approximately $0.25 in the full year.
(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, and other important information, appears below.
(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information, appears below.

Conference Call on Thursday, October 22, 2015
As previously announced, the Company will host a conference call on Thursday, October 22, 2015 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended September 30, 2015 and provide an operational update.
To participate in the conference call dial (866) 436-9172 (domestic) or (630) 691-2760 (international) and be prepared to provide confirmation number 3831 3505 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days.
A recording of the call will also be available from 8:30 p.m., Eastern Time, on Thursday, October 22, 2015, until 11:59 p.m., Eastern Time, on Thursday, October 29, 2015. To hear this recording you may dial (888) 843-7419 (domestic) or (630) 652-3042 (international) and enter the passcode 3831 3505 #.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings as a result of workforce reductions and other restructuring activities. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. Stryker is active in over 100 countries around the world.

Please contact us for more information at www.stryker.com.

For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com

STRYKER CORPORATION For the Three and Nine Months Ended September 30, 2015 and 2014 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONDENSED STATEMENTS OF EARNINGS

	Three Months			Nine Months
	2015	2014	% Change	2015	2014	% Change
Net Sales	$2,420	$2,389	1.3	$7,231	$7,057	2.5
Cost of Sales	796	829	(4.0)	2,449	2,420	1.2
Gross Profit	1,624	1,560	4.1	4,782	4,637	3.1
% of sales	67.1%	65.3%		66.1%	65.7%
Research, development and engineering expenses	155	153	1.3	461	461	—
Selling, general and administrative expenses	887	878	1.0	2,640	2,607	1.3
Recall charges	150	29	417.2	316	649	(51.3)
Intangible asset amortization	54	50	8.0	152	142	7.0
Total Operating Expenses	1,246	1,110	12.3	3,569	3,859	(7.5)
Operating Income	378	450	(16.0)	1,213	778	55.9
% of sales	15.6%	18.8%		16.8%	11.0%
Other income (expense), net	(33)	(25)	32.0	(90)	(79)	13.9
Earnings before income taxes	345	425	(18.8)	1,123	699	60.7
Income Taxes	44	368	(88.0)	206	444	(53.6)
Net Earnings	$301	$57	428.1	$917	$255	259.6
Net earnings per share of common stock:
Basic	$0.80	$0.16	400.0	$2.43	$0.68	257.4
Diluted	$0.79	$0.16	393.8	$2.40	$0.67	258.2
Weighted-average shares outstanding - in millions:
Basic	376.3	378.4		377.4	378.5
Diluted	380.7	382.5		381.8	382.7
CONDENSED BALANCE SHEETS

	September	December
	2015	2014
ASSETS
Cash and cash equivalents	$3,163	$1,795
Marketable securities	209	3,205
Accounts receivable, (net)	1,496	1,572
Inventories	1,665	1,588
Other current assets	1,500	1,513
Total Current Assets	8,033	9,673
Property, plant and equipment, (net)	1,128	1,098
Goodwill and other intangibles, (net)	6,021	6,204
Other assets	735	738
Total Assets	$15,917	$17,713
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	2,856	2,871
Accrued recall expenses	697	1,593
Other liabilities	1,369	1,408
Long-term debt, excluding current maturities	2,511	3,246
Shareholders' equity	8,484	8,595
Total liabilities and shareholders' equity	$15,917	$17,713
CONDENSED STATEMENTS OF CASH FLOWS

	Nine Months
	2015	2014
Operating activities
Net earnings	$917	$255
Depreciation	137	140
Intangibles amortization	152	142
Changes in operating assets and liabilities and other, net	(978)	566
Net cash provided by operating activities	228	1,103
Investing activities
Acquisitions, net of cash acquired	(140)	(825)
Change in marketable securities, net	2,872	(793)
Purchases of property, plant and equipment	(191)	(172)
Net cash provided by (used in) investing activities	2,541	(1,790)
Financing activities
Borrowings of debt (repayments of debt), net	(501)	1,195
Dividends paid	(391)	(346)
Repurchase and retirement of common stock	(446)	(100)
Other financing	36	(38)
Net cash (used in) provided by financing activities	(1,302)	711
Effect of exchange rate changes on cash and cash equivalents	(99)	(7)
Change in cash and cash equivalents	$1,368	$17

STRYKER CORPORATION For the Three and Nine Months Ended September 30, 2015 (Unaudited - Millions of Dollars) SUPPLEMENTAL SALES GROWTH ANALYSES

	Three Months				Nine Months
			% Change				% Change
	2015	2014	As Reported	Constant Currency	2015	2014	As Reported	Constant Currency
Geographic sales:
United States	$1,756	$1,628	7.8%	7.8%	$5,145	$4,740	8.5%	8.5%
International	664	761	(12.6)%	1.8%	2,086	2,317	(10.0)%	3.8%
Total Net Sales	$2,420	$2,389	1.3%	5.9%	$7,231	$7,057	2.5%	7.0%
Worldwide sales:
Orthopaedics	$1,019	$1,016	0.3%	5.8%	$3,077	$3,043	1.1%	6.5%
MedSurg	943	936	0.6%	4.1%	2,809	2,727	3.0%	6.4%
Neurotechnology and Spine	458	437	5.0%	9.9%	1,345	1,287	4.5%	9.4%
Total Net Sales	$2,420	$2,389	1.3%	5.9%	$7,231	$7,057	2.5%	7.0%

	Three Months
			% Change
					U.S.	International
	2015	2014	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics
Knees	$332	$335	(1.1)%	3.5%	5.0%	(14.9)%	0.2%
Hips	307	316	(2.9)%	3.1%	5.7%	(14.6)%	(0.4)%
Trauma and Extremities	318	309	2.9%	9.1%	15.1%	(12.5)%	1.5%
Other	62	56	12.6%	16.7%	20.7%	(14.3)%	3.3%
ORTHOPAEDICS	$1,019	$1,016	0.3%	5.8%	9.0%	(13.9)%	0.5%

MedSurg
Instruments	359	348	2.8%	6.6%	8.1%	(12.8)%	2.1%
Endoscopy	336	345	(2.5)%	1.4%	3.4%	(16.9)%	(3.5)%
Medical	195	190	2.5%	5.7%	5.4%	(9.4)%	6.9%
Sustainability	53	53	(0.4)%	(0.3)%	(0.4)%	(0.3)%	19.8%
MEDSURG	$943	$936	0.6%	4.1%	5.3%	(14.1)%	0.4%

Neurotechnology and Spine
Neurotechnology	275	251	9.8%	15.9%	15.7%	(0.2)%	16.3%
Spine	183	186	(1.5)%	1.9%	6.1%	(18.6)%	(7.5)%
NEUROTECHNOLOGY AND SPINE	$458	$437	5.0%	9.9%	11.4%	(7.2)%	7.2%

	Nine Months
			% Change
					U.S.	International
	2015	2014	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics
Knees	$1,023	$1,033	(1.0)%	3.4%	3.4%	(10.7)%	3.4%
Hips	939	960	(2.2)%	3.5%	6.3%	(13.4)%	(0.2)%
Trauma and Extremities	940	895	5.1%	11.6%	17.0%	(9.4)%	4.9%
Other	175	155	13.1%	16.8%	22.2%	(13.8)%	0.8%
ORTHOPAEDICS	$3,077	$3,043	1.1%	6.5%	9.0%	(11.3)%	2.6%

MedSurg
Instruments	1,059	1,031	2.6%	6.5%	7.0%	(9.5)%	5.0%
Endoscopy	992	993	(0.1)%	3.5%	5.3%	(12.9)%	(0.7)%
Medical	597	548	8.9%	11.9%	11.6%	(1.4)%	13.3%
Sustainability	161	155	4.2%	4.2%	4.2%	(3.7)%	10.8%
MEDSURG	$2,809	$2,727	3.0%	6.4%	7.2%	(9.6)%	3.9%

Neurotechnology and Spine
Neurotechnology	799	739	8.1%	14.0%	15.2%	(3.0)%	12.3%
Spine	546	548	(0.2)%	3.0%	5.7%	(14.0)%	(3.2)%
NEUROTECHNOLOGY AND SPINE	$1,345	$1,287	4.5%	9.4%	10.8%	(7.0)%	6.7%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted diluted net earnings per share. We believe that these non-GAAP measures provide meaningful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current year results at prior year average foreign currency exchange rates. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions that affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

STRYKER CORPORATION For the Three and Nine Months Ended September 30, 2015 and 2014 (Unaudited - Millions of Dollars, Except Per Share Amounts) RECONCILIATION OF ACTUAL RESULTS TO ADJUSTED RESULTS

2015 Three Months	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$1,624	$887	$54	$378	$301	12.8%	$0.79
Acquisition and integration related charges (a)
Inventory stepped up to fair value	(6)	—	—	(6)	(4)	(0.3)	(0.01)
Other acquisition and integration related	—	(5)	—	5	5	(0.2)	0.01
Amortization of intangible assets	—	—	(54)	54	38	2.1	0.12
Restructuring related charges (b)	2	(20)	—	22	15	0.3	0.04
Rejuvenate and other recall matters (c)	—	—	—	150	127	0.3	0.32
Tax matters (e)	—	—	—	—	(6)	1.4	(0.02)
ADJUSTED	$1,620	$862	$—	$603	$476	16.4%	$1.25

2014 Three Months	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$1,560	$878	$50	$450	$57	86.6%	$0.16
Acquisition and integration related charges (a)
Inventory stepped up to fair value	10	—	—	10	6	0.5	0.02
Other acquisition and integration related	—	(14)	—	14	11	0.1	0.03
Amortization of intangible assets	—	—	(50)	50	34	1.4	0.09
Restructuring related charges (b)	(1)	(20)	—	19	8	1.7	0.02
Rejuvenate and other recall matters (c)	—	—	—	29	23	0.1	0.06
Tax matters (e)	—	—	—	—	300	(70.5)	0.77
ADJUSTED	$1,569	$844	$—	$572	$439	19.9%	$1.15

2015 Nine Months	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$4,782	$2,640	$152	$1,213	$917	18.3%	$2.40
Acquisition and integration related charges (a)
Inventory stepped up to fair value	7	—	—	7	4	0.2	0.01
Other acquisition and integration related	—	(24)	—	24	18	0.2	0.05
Amortization of intangible assets	—	—	(152)	152	107	1.6	0.30
Restructuring related charges (b)	4	(74)	—	78	58	0.3	0.15
Rejuvenate and other recall matters (c)	—	—	—	316	222	3.8	0.57
Legal matters (d)	—	53	—	(53)	(46)	0.2	(0.12)
Tax matters (e)	—	—	—	—	78	(7.0)	0.20
ADJUSTED	$4,793	$2,595	$—	$1,737	$1,358	17.6%	$3.56

2014 Nine Months	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$4,637	$2,607	$142	$778	$255	63.5%	$0.67
Acquisition and integration related charges (a)
Inventory stepped up to fair value	24	—	—	24	15	0.5	0.04
Other acquisition and integration related	—	(46)	—	46	32	0.6	0.08
Amortization of intangible assets	—	—	(142)	142	99	1.6	0.26
Restructuring related charges (b)	—	(54)	—	54	37	0.7	0.10
Rejuvenate and other recall matters (c)	—	—	—	649	512	(0.8)	1.32
Tax matters (e)	—	—	—	—	308	(44.0)	0.82
ADJUSTED	$4,661	$2,507	$—	$1,693	$1,258	22.1%	$3.29

(a)
In 2015 we completed acquisitions including CHG Hospital Beds Inc. In 2014 we completed acquisitions including Patient Safety Technologies, Inc., Pivot Medical, Inc., Berchtold Holding, AG., and Small Bone Innovations, Inc. As a result, we incurred certain acquisition and integration related charges.

(b)	In both 2015 and 2014 we incurred certain restructuring related charges associated with focused workforce reductions, other restructuring activities and long-lived asset impairments.
(c)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the recall of Rejuvenate and ABG II modular-neck hip stems and other recall matters.
(d)	Amount represents a gain associated with a legal settlement in 2015.
(e)	In 2015 and 2014 charges represent the tax impacts related to discrete tax items and the establishment of the European regional headquarters.